UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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WSI Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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WSI INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 20, 2017

Notice is hereby given that the Annual Meeting of Shareholders of WSI Industries, Inc. will be held at the Company’s offices at 213 Chelsea Road, Monticello, MN 55362, on Wednesday, December 20, 2017, at 1:00 p.m., local time, for the following purposes:

1.	To elect four directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected.

2.	To ratify the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as independent public accountants for the fiscal year ending August 26, 2018.

The Board of Directors has fixed the close of business on October 23, 2017, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Michael J. Pudil,
Chairman, President and Chief Executive Officer

Minneapolis, Minnesota
November 17, 2017

YOUR VOTE IS IMPORTANT!

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES IN ONE OF THE WAYS DESCRIBED IN THE PROXY STATEMENT AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE
2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, DECEMBER 20, 2017

WSI Industries, Inc. is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our shareholders at www.wsiindustries.com by following the link for “Investor Relations” and then “Annual Meeting Materials”:

—	Notice of 2018 Annual Meeting of Shareholders to be held on Wednesday, December 20, 2017;

—	Proxy Statement for 2018 Annual Meeting of Shareholders to be held on Wednesday, December 20, 2017; and

—	Annual Report on Form 10-K for the fiscal year ended August 27, 2017.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

WSI INDUSTRIES, INC.

213 Chelsea Road

Monticello, MN 55362

PROXY STATEMENT

Solicitation of Proxies

This proxy statement is furnished to the shareholders of WSI Industries, Inc. (“we” or “us” or “WSI Industries”) in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders to be held on December 20, 2017 at the Company’s offices, 213 Chelsea Road, Monticello, MN 55362, or any adjournment(s) or postponement(s) thereof. Our offices are located at 213 Chelsea Road, Monticello, Minnesota 55362 and our telephone number is (763) 295-9202. The mailing of this proxy statement to our shareholders commenced on or about November 17, 2017.

Cost and Method of Solicitation

The cost of this solicitation will be borne by WSI Industries. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, facsimile or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. We may retain an outside firm to solicit proxies on our behalf.

Voting

We currently have only one class of securities, common stock, of which 2,959,940 shares were issued and outstanding and entitled to vote at the close of business on October 23, 2017. Only shareholders of record at the close of business on October 23, 2017 will be entitled to vote at the Annual Meeting.

Each share is entitled to one vote and shareholders have cumulative voting rights in connection with the election of directors in the event any shareholder gives written notice of intent to cumulate votes to any officer of WSI Industries before the Annual Meeting or to the presiding officer at the Annual Meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by four (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. In the event that there is cumulative voting, the proxies shall have the authority and discretion to vote the shares cumulatively for any nominee or nominees for whom authority to vote has not been withheld and to cast the votes in their discretion among any nominee(s) for whom authority to vote has not been withheld.

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All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please grant a proxy to vote as promptly as possible in order to ensure your representation at the meeting. To grant your proxy, you may complete, date, sign and return the enclosed proxy by mail or follow the enclosed instructions to grant a proxy to vote by means of telephone or the Internet.

Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” the other proposal.

If you are a street name holder and you do not return your voting form to your broker, no votes will be cast on your behalf for Proposal 1, the election of directors. This is sometimes called a “broker non-vote.” Your broker will be entitled to vote in its discretion on Proposal 2, ratification of the appointment of independent auditors. Shareholders of WSI Industries who own shares of common stock through a bank or brokerage are sometimes called “street name” holders. Street name holders should review the additional information below under “Casting Your Vote as a Street Name Holder.”

Quorum and Vote Requirements

Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at this 2018 Annual Meeting of Shareholders, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at this Annual Meeting will determine whether or not a quorum is present.

“Broker non-votes,” or shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers, are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote.

Proposal 1 relates to the election of directors. A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2, ratification of appointment of independent auditors. If you vote “ABSTAIN” on a proposal, it has the same effect as a vote against the proposal. Proposal 2 generally must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

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So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Casting Your Vote as a Street Name Holder

If you hold your shares through a broker (that is, in “street name”) and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote.

As of January 1, 2010, brokers no longer have discretionary authority to vote their customers’ shares in an election of directors unless those customers give the brokers instructions on how to vote. As a result, if you hold your shares in street name and do not provide voting instructions to your broker, no votes will be cast on your behalf for Proposal 1. Because of this change in broker voting rules, all street name holders are urged to provide instructions to their brokers on how to vote their shares at the Annual Meeting on Proposal 1.

Make your vote count! Instruct your broker how to cast your vote!

If you hold your shares in street name, your broker will continue to have discretion to vote any uninstructed shares on Proposal 2, ratification of the appointment of independent auditors.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

●	Sending a written statement to that effect to the Secretary of WSI Industries;

●	Submitting a properly signed proxy card with a later date;

●	If you voted by telephone or through the Internet, by voting again either by telephone or through the Internet prior to the close of the voting facility; or

●	Voting in person at the Annual Meeting.

All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 213 Chelsea Road, Monticello, Minnesota 55362, and our telephone number is (763) 295-9202.

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Annual Meeting and Special Meetings; Bylaw Amendments

This 2018 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws. Under our bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our secretary, by a majority of the Board or by shareholders as provided by law. Minnesota law permits a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting to call a special meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting. For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted. For more information, please review our bylaws and the section of this proxy statement entitled “Shareholder Proposals and Shareholder Nominees for 2018 Annual Meeting.”

Our bylaws may be amended or altered by a vote of the majority of the whole Board at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt, amend, or repeal bylaws adopted, amended, or repealed by the Board. Additionally, the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase their number.

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OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table includes information as of October 23, 2017, concerning the beneficial ownership of our common stock by (i) shareholders known to us to hold more than five percent of our common stock, (ii) each of our directors and director nominees, (iii) each Named Executive Officer and (iv) all of our current executive officers and directors as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. The business address of each person is 213 Chelsea Road, Monticello, Minnesota 55362.

Name and Address of Beneficial Owner	Amount (1)	Percent Of Class (2)
James D. Hartman (3)(4)	9,500	*
Burton F. Myers II (3)(4)	8,500	*
Michael J. Pudil (3)(4)(5)	157,717	5.2%
Jack R. Veach (3)(4)	6,500	*
Paul D. Sheely (5)	89,701	3.0%
Benjamin R. Rashleger (5)(6)	22,745	*
All Current Officers and Directors as a Group (6 persons)	294,663	9.5%

*	Less than one percent.

(1)	Includes the following number of shares that may be purchased within sixty days of October 23, 2017 pursuant to outstanding stock options: Mr. Hartman and Mr. Myers, 8,500 shares each; Mr. Veach, 6,500 shares; Mr. Pudil, 58,500 shares; Mr. Sheely, 73,000 shares; Mr. Rashleger, 0 shares; and all current officers and directors as a group, 155,000 shares.

(2)	Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for computing such person’s percentage, but are not treated as outstanding for computing the percentage of any other person.

(3)	Serves as a director of WSI Industries.

(4)	Nominee for election to the Board of Directors.

(5)	Named Executive Officer.

(6)	Mr. Rashleger ceased serving as a director and executive officer on May 19, 2017. Beneficial ownership information based upon Section 16 filings by Mr. Rashleger and the Company’s records.

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PROPOSAL 1:
ELECTION OF DIRECTORS

Four directors will be elected at the 2018 Annual Meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are elected. Proxies cannot be voted for a greater number of nominees named. The Governance/Nominating Committee has nominated, and the Board of Directors has ratified the nomination of, the four persons named below. All nominees are currently directors of WSI Industries.

It is intended that proxies will be voted for the nominees named below, and the Board of Directors has no reason to believe any nominee will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

Information Regarding Nominees

Set forth below are the biographies of the nominees, as well as a discussion of the specific experience, qualifications, attributes and skills that led to the conclusion that the nominee should serve as a director of WSI Industries at this time. All nominees meet the criteria applicable to Board nominees that are set out in our Governance Guidelines and summarized under “Corporate Governance – Director Nominees – Criteria for Nomination to the Board; Diversity Considerations.”

James D. Hartman, age 71, has served as our director since 2010. From 2003 until it was acquired in 2007, Mr. Hartman was the Chairman of Enpath Medical, Inc., a publicly traded medical device company. From 1991 until 2007, Mr. Hartman held a variety of executive leadership positions with Enpath Medical, Inc. and its predecessor company, including serving as Chief Executive Officer of Enpath from February 1996 to his retirement from that position in January 2006. Mr. Hartman also served as a director of NVE Corporation (Nasdaq: NVEC) from August 2006 to August 2014.

Mr. Hartman’s nearly twenty years’ experience as a director and executive officer of a publicly traded company qualify him to serve as a director of WSI Industries. In addition, Mr. Hartman qualifies as an audit committee financial expert.

Burton F. Myers II, age 63, has served as our director since 2008. Mr. Myers is President of Franklin Partners, Inc., a company providing advisory services in connection with acquisition and divestiture transactions, which he founded in 1993. From 1984 to 1993, he was a principal and President of Franklin Investments, Inc., which acquired privately-held companies.

Mr. Myers is qualified to serve as a director of WSI Industries because of his extensive experience in merger and acquisition transactions and corporate development, as well as executive leadership for both public and private companies.

Michael J. Pudil, age 69, has served as our director since 1993 and is the Chairman of the Board of Directors. Mr. Pudil also resumed the role of Chief Executive Officer and President in May 2017. Mr. Pudil also served as our Chief Executive Officer from 1993 until December 31, 2011 and from 1993 to October 2009, also held the title of President. Prior to joining WSI Industries, Mr. Pudil was Vice President and General Manager of Remmele Engineering, Inc., a privately-held contract machining company located in St. Paul, Minnesota.

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Mr. Pudil is qualified to serve on the WSI Industries Board of Directors because he brings to the Board a keen understanding of our business and industry developed through his tenure as our Chief Executive Officer and in his previous position in management of another contract machining company.

Jack R. Veach, age 58, was elected as a director on September 24, 2014. From 1986 until February 2014, Mr. Veach was President & CEO of Arctic Fox LLC, a privately held, diversified manufacturing company located in Delano, Minnesota. Arctic Fox, LLC is a leading supplier of high quality components to the heavy duty trucking and off highway and energy equipment markets. Arctic Fox also provides contract manufacturing services to industrial OEMs. From 2001 to the present, Mr. Veach has served as a board member on the State Bank of Delano, Delano, Minnesota. Mr. Veach has a BA degree from Macalester College, St. Paul, Minnesota and an MBA from the Carlson School of Management, University of Minnesota.

Mr. Veach is qualified to serve on the WSI Industries Board because of his experience in executive management, strategic planning, sales and marketing, finance and accounting and board governance, as well as his experience in the contract manufacturing industry.

Vote Required

Under Minnesota law and our bylaws, directors are elected by a plurality of the voting power of the shares present at the Annual Meeting and entitled to vote on the election of directors. This means that since shareholders will be electing four directors, the four nominees receiving the highest number of votes will be elected.

The Board of Directors Recommends a Vote FOR
Each of the Nominees for Director.

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CORPORATE GOVERNANCE

Board and Nominee Independence

The Board of Directors undertook a review of director independence in October 2017 as to all of the four directors then serving. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his immediate family) and WSI Industries, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that all directors, except Mr. Pudil, are independent as defined by the Nasdaq Listing Rules. Mr. Pudil is not independent under the Nasdaq Listing Rules because he is employed by WSI Industries and serves as an executive officer.

Committees of the Board of Directors and Committee Independence

The Board of Directors has established a Governance/Nominating Committee, a Compensation Committee and an Audit Committee. The composition and function of these committees are set forth below.

Compensation Committee. The Compensation Committee reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other executive officers and senior management of WSI Industries. Among its other duties, the Compensation Committee oversees our stock-based compensation plans for executive officers, recommends Board compensation, and reviews and makes recommendations on succession plans for the Chief Executive Officer. The Compensation Committee annually reviews the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance. The current members of the Compensation Committee are Messrs. Jack R. Veach (chair), James D. Hartman and Burton F. Myers II. During fiscal year 2017, the Compensation Committee met four times, including four times in executive session without management present.

The charter of the Compensation Committee requires that the Committee consist of no fewer than two members, each of whom must be “independent” according to the Nasdaq Listing Rules and a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 (the “1934 Act”). Each member of our Compensation Committee meets these requirements. The charter of the Compensation Committee is available by following the link to the “Investor Relations” section of our website at www.wsiindustries.com.

Governance/Nominating Committee. The Governance/Nominating Committee is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors, ensuring that our Board and governance policies are appropriately structured, reviewing and recommending changes to our governance guidelines, and overseeing Board and Committee evaluations. The current members of the Governance/Nominating Committee are Messrs. Burton F. Myers II (lead director), James D. Hartman and Jack R. Veach. During fiscal year 2017, the Governance/Nominating Committee met one time.

The charter of the Governance/Nominating Committee requires that this Committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Listing Rules. Each member of the Governance/Nominating Committee meets these requirements. The charter of the Governance/Nominating Committee is available by following the link to the “Investor Relations” section of our website at www.wsiindustries.com.

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Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available by following the link to the “Investor Relations” section of our website at www.wsiindustries.com. The Audit Committee presently consists of Messrs. James D. Hartman (chair), Burton F. Myers II and Jack R. Veach. During fiscal year 2017, the Audit Committee met four times, including four times in executive session without management present for these meetings.

The charter of the Audit Committee requires that all members of the Audit Committee must be “independent” directors under the Nasdaq Listing Rules and meet the independence requirements of the rules of the Securities and Exchange Commission. The members of the Audit Committee must also meet the experience and sophistication requirements of the Nasdaq Listing Rules. The composition of the Audit Committee meets these requirements. The Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After such review, upon the recommendation of the Governance/Nominating Committee, the Board of Directors has determined that Mr. Hartman meets the Securities and Exchange Commission definition of an “audit committee financial expert.”

Board Leadership Structure

Effective May 19, 2017, Mr. Pudil resumed the role as Chief Executive Officer. In addition, Mr. Pudil has remained Chairman of the Board. Effective January 5, 2011, the Board of Directors appointed Burton F. Myers II to serve as lead director, with responsibility for, among other things, presiding at executive sessions of the Board.

The Board of Directors does not have a policy as to whether the Chairman should be an independent director, an affiliated director, or a member of management. We also have three standing committees that are each led by a chair. All members of each committee are “independent directors” under the Nasdaq Listing Rules and meet the other similar independence requirements applicable to that committee. No executive officer serves on any committee.

Our Board believes its current leadership structure is appropriate because it effectively allocates responsibility, authority and oversight between management and our Board and the committees of our Board. It does this by giving primary responsibility for the operational leadership to our Chief Executive Officer and giving primary responsibility for strategic direction to our Board, where the Chief Executive Officer is able to provide critical and meaningful insight into the interaction between strategic direction and the operational level execution of our strategies because he is also a board member. The lead director serves as an independent leader among all Board members and provides leadership to the independent directors.

The Governance/Nominating Committee also believes that the existing committee structure facilitates oversight of management by promoting communication by management relating to key audit, compensation and governance matters, and independent consideration of these matters by committees that are comprised exclusively of independent directors.

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Board’s Role in Risk Oversight

In our business, we face a number of risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management.

The Board of Directors exercises direct oversight of strategic risks to our company, as well as certain business and operational risks. Our Audit Committee exercises oversight, on behalf of the Board of Directors, relating to accounting, financial controls, financial reporting and related risks. The Compensation Committee supports the Board’s role in risk oversight by overseeing risks relating to compensation programs and policies. In each case, management periodically reports to our Board or relevant committee regarding risks and management’s process to assess and mitigate those risks. Each committee charged with areas of risk oversight also reports to our Board on those matters. Because of the relatively small size of our Board and the fact that directors typically serve on more than one committee, from time to time the Board also exercises direct risk oversight relating to the areas within the risk oversight authority of the committees.

Director Nominations

The Governance/Nominating Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Article II, Section 5 of our Amended and Restated Bylaws, which are described below under “Director Nominations – Shareholder Proposals for Nominees.”

Criteria for Nomination to the Board; Diversity Considerations. The Governance/Nominating Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Governance/Nominating Committee has not adopted minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, as the Governance/Nominating Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of WSI Industries and the Board of Directors.

The Governance/Nominating Committee evaluates each prospective nominee against the following standards and qualifications:

●	Background, including high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct our affairs and business;

●	Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

●	Board skills needs, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees;

●	Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education; and

●	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board’s diversity.

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The Committee also considers such other relevant factors as it deems appropriate. The Governance/Nominating Committee will consider persons recommended by the shareholders in the same manner as other nominees.

The Governance/Nominating Committee does not have a formal policy with respect to diversity. However, as part of the nominee selection process for this Annual Meeting, the Governance/Nominating Committee reviewed the knowledge, experience, skills, expertise, and other characteristics of each director nominee. Based upon that review, the Governance/Nominating Committee believes that each director contributes to the Board’s diversity in terms of knowledge, experience, skills, expertise, and other demographics that particular director brings to the Board.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance/Nominating Committee deems appropriate, a third-party search firm. The Governance/Nominating Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Governance/Nominating Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Governance/Nominating Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Board Nominees for the 2018 Annual Meeting. The Governance/Nominating Committee selected the nominees for this 2018 Annual Meeting in October 2017. All of the nominees for election at this 2018 Annual Meeting served as directors during fiscal year 2017 and were elected by shareholders at the 2017 Annual Meeting. In selecting Mr. Hartman as a nominee, the Governance/Nominating Committee determined that, because of his valuable contributions as a Board member, it is in the best interests of WSI Industries and our shareholders to waive the provisions of the Board’s policy relating to the 70 year old maximum age of nominees. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Governance/Nominating Committee may choose to do so in the future.

Shareholder Proposals for Nominees. The Governance/Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance/Nominating Committee c/o the Secretary of WSI Industries and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the 1934 Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frames described in our Amended and Restated Bylaws and under the caption “Shareholder Proposals and Shareholder Nominees for 2019 Annual Meeting” below.

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Board Attendance at Meetings

The Board of Directors met eight times during fiscal year 2017. Each nominee who served as a director in fiscal year 2017 attended at least 75% or more of the meetings of the Board of Directors and any committee on which he served.

We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend shareholder meetings that are held in conjunction with a meeting of the Board of Directors. All members of the Board of Directors then serving attended the 2017 Annual Meeting of Shareholders.

Communications with Directors

Shareholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to lead.director@wsci.com or by directing the communication in care of lead director, at the address set forth on the front page of this proxy statement.

Code of Ethics

On October 29, 2003, we adopted a Code of Ethics & Business Conduct that applies to all directors and employees, including our principal executive officer and principal financial officer, or persons performing similar functions. The Code of Ethics & Business Conduct is an exhibit to our Annual Report on Form 10-K for the year ended August 31, 2003 filed with the Securities and Exchange Commission and available at www.sec.gov.

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REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is currently comprised of Messrs. Hartman, Bender, Myers and Veach. In accordance with its Charter, the Audit Committee reviewed and discussed the audited financial statements with management and Schechter Dokken Kanter Andrews & Selcer Ltd., our independent accountants. The discussions with Schechter Dokken Kanter Andrews & Selcer Ltd. also included the matters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

Schechter Dokken Kanter Andrews & Selcer Ltd. provided to the Audit Committee the written disclosures and the letter regarding its independence as required by the Public Company Accounting Oversight Board. This information was discussed with Schechter Dokken Kanter Andrews & Selcer Ltd.

Based on the discussions with management and Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee’s review of the representations of management and the report of Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended August 27, 2017 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS:

James D. Hartman
(Chair)

Burton F. Myers II

Jack R. Veach

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “1933 Act”), or the 1934 Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

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EXECUTIVE OFFICERS

Set forth below is biographical and other information on our current executive officers. Information about Michael J. Pudil, who is our Chief Executive Officer and a director, may be found under the heading “Nominees for Election to the Board of Directors” at Proposal 1: Election of Directors.

Paul D. Sheely, age 58, has served as our Chief Financial Officer and Vice President of Finance, as well as our Treasurer and Secretary, since September 1998. From 1996 to 1998 he served as Chief Financial Officer of Graseby Medical, Inc., a medical device manufacturer of volumetric infusion pumps.

DIRECTOR AND EXECUTIVE COMPENSATION

Explanation of Compensation

The following discussion and analysis describes our compensation objectives and policies as applied to Michael J. Pudil, Benjamin T. Rashleger and Paul D. Sheely, the persons serving as our executive officers during our fiscal year 2017. These executive officers are sometimes referred to as our “Named Executive Officers.”

This explanation section is intended to provide a framework for understanding the actual compensation awarded to or earned by each Named Executive Officer during fiscal year 2017, as reported in the compensation tables and accompanying narrative sections of this proxy statement.

For the Named Executive Officers, fiscal year 2017 compensation consists of base salary, a cash bonus based on achievement of fiscal year 2017 goals determined by the Compensation Committee, and long-term equity compensation.

Overview of the Compensation Process

The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers other than the Chief Executive Officer. The Board of Directors is responsible for, and regularly reviews, the succession plan for our Chief Executive Officer. The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee also recommends to the Board the compensation and benefits for directors. The Compensation Committee has also been appointed by the Board of Directors to administer our equity compensation plans, which is currently the 2005 Stock Plan, as amended.

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Use of Compensation Consultant and Role of Management

Under the Compensation Committee’s charter, the Compensation Committee has the authority to retain, at our expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities. The Compensation Committee did not engage a compensation consultant to assist it in determining executive compensation for fiscal year 2017. However, with respect to fiscal year 2017 compensation, the Compensation Committee reviewed director and executive officer compensation information prepared by a compensation consultant for fiscal year 2013, as well as reviewed surveys, reports and other market data against which it measured the competitiveness of our compensation programs for fiscal year 2017.

In determining compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties, responsibilities and performance of the other executive officer and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all Named Executive Officers, the awards under the cash incentive compensation program, and the awards under the long-term equity program. From time to time, the Named Executive Officers are invited to attend meetings of the Compensation Committee. No Named Executive Officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such Named Executive Officer’s compensation.

2017 Compensation for Named Executive Officers

In fiscal year 2017, the compensation to the Named Executive Officers consisted of base salaries and long-term equity compensation. The Compensation Committee determined not to adopt a cash-based incentive program for fiscal year 2017 given the sharp reduction in demand by the Company’s primary customer that was expected during portions of the Company’s first two fiscal quarters of fiscal 2017 as the primary customer retooled one of its production facilities.

Base Salaries

On October 18, 2016, the Compensation Committee decreased the annual base salaries for the Mr. Rashleger and Mr. Sheely, the Named Executive Officers then serving, by 10%. Mr. Rashleger’s annual base salary was set at $229,500 and Mr. Sheely’s base salary was set at $138,600 for fiscal year 2017. The Compensation Committee believed that given the existing business environment the decreases were warranted at that time.

In determining base salaries for Messrs. Rashleger and Sheely for fiscal year 2017, the Compensation Committee reviewed and discussed our historical and projected financial performance, and the impact of economic conditions on our business. The Compensation Committee also reviewed information previously provided by a compensation consultant, historical salary data for the executive officer positions, the total cash compensation Messrs. Rashleger and Sheely may earn from the executive bonus program, and information regarding salary practices at other companies based on surveys, reports and other market data.

When Mr. Pudil was hired as our President and Chief Executive Officer on May 19, 2017, his base salary was set at $150,000 for the one-year period beginning May 19, 2017. In determining the amount of Mr. Pudil’s base salary, the Compensation Committee considered the historical base salaries for executive officers, the October 2016 reduction in annual base salaries and the existing business environment. The Compensation Committee determined at that time to more heavily weight equity compensation to Mr. Pudil over base salary given these factors.

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On October 17, 2017, the Compensation Committee increased the annual base salary of Mr. Sheely to $154,000 effective October 23, 2017. The Compensation Committee believed that the increase was warranted by an improved business environment.

Long-Term Equity Compensation

The Compensation Committee provides long-term equity compensation to the Named Executive Officers through annual, discretionary grants under our 2005 Stock Plan, as amended (the “2005 Plan”). The Board of Directors approved recommendations of the Compensation Committee with respect to the grant of non-qualified stock options with tandem stock appreciation rights and restricted stock awards to the Named Executive Officers, with the awards granted on December 28, 2016. Mr. Rashleger was granted an option with stock appreciation rights to purchase 38,500 shares of stock. Mr. Sheely was granted an option with stock appreciation rights to purchase 15,000 shares of stock. The awards made in December 2016 were made under the 2005 Plan. Long-term equity awards are typically granted in December of each year. The stock options have an exercise price of the fair market value of our common stock on the date of grant, vest on the 6 month, 18 month, and 30 month anniversaries of the date of grant, have a term of ten years and in other respects are subject to the terms and conditions of the 2005 Plan. The stock appreciation rights were granted for an identical number of shares in tandem with the options such that the stock appreciation rights will expire on exercise of the option and vice versa. The stock appreciation rights, if exercised, will be settled in shares of our common stock.

In determining the number of shares underlying stock options to Messrs. Rashleger and Sheely, the Compensation Committee considered the overall value of the awards.

The Compensation Committee has historically granted stock options to executive officers with tandem stock appreciation rights based upon the Compensation Committee’s belief that the stock appreciation rights with options would result in less dilution to existing shareholders.

On May 19, 2017, the first day of his employment as our President and Chief Executive Officer, Mr. Pudil was granted a stock option award and a restricted stock award under the 2005 Plan. In determining the number of shares underlying these equity awards and their terms, the Compensation Committee considered the overall value of the awards, the reduced base salary to Mr. Pudil, the retentive and incentivizing value of the awards, the one-year term of Mr. Pudil’s employment and the service expected of Mr. Pudil during that time-frame. On May 19, 2017, Mr. Pudil was granted an option with stock appreciation rights to purchase 50,000 shares of our common stock. The stock option will vest and become exercisable in two equal installments of 25,000 shares on the grant date and on the 6 month anniversary of the grant date subject to the condition that Mr. Pudil has been providing continuous service to us as a director, employee or consultant on such vesting date and subject to accelerated vesting as provided in the severance and change in control letter agreement with Mr. Pudil. The stock option has a term of ten years and in other respects is subject to the terms and conditions of the 2005 Plan. On May 19, 2017, Mr. Pudil was granted an award of 50,000 shares of restricted stock. The restrictions on the restricted stock lapse in two equal installments of 25,000 shares on the grant date and on the 6 month anniversary of the grant date subject to the condition that Mr. Pudil has been providing continuous service to us as a director, employee or consultant on such vesting date and subject to accelerated vesting as provided in the severance and change in control letter agreement with Mr. Pudil. The severance and change in control letter agreement with Mr. Pudil is summarized below.

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Employment Agreements and Post-Termination Compensation

Agreements and Arrangements with the Named Executive Officers

Agreements with Mr. Pudil

On May 19, 2017, we entered into a severance and change in control letter agreement with Michael J. Pudil in connection with appointment as our President and Chief Executive Officer. Under the letter agreement, if Mr. Pudil’s employment were terminated prior to May 19, 2018 by the Company without cause, by Mr. Pudil for good reason following a change of control or by reason of Mr. Pudil’s death or disability, we will pay Mr. Pudil or his estate the pro rata portion of his salary for the remainder of the one year period ending on May 19, 2018. If Mr. Pudil’s employment terminates because of his resignation without good reason following a change in control or if we terminate his employment for cause, our only obligation to Mr. Pudil is to pay any base salary earned but not yet paid. Further, if Mr. Pudil’s employment were terminated prior to May 19, 2018 by the Company without cause, by Mr. Pudil for good reason following a change of control or by reason of Mr. Pudil’s death or disability, the vesting and lapse of restrictions on the stock option and restricted stock awards granted to Mr. Pudil on May 19, 2017 will accelerate. Except with respect to this agreement, Mr. Pudil’s employment with us is “at will.”

Agreements with Mr. Sheely

On October 7, 2009, we entered into a severance letter agreement with Paul D. Sheely. Under the severance letter agreement, if Mr. Sheely’s employment is terminated without Cause, we will continue to pay Mr. Sheely his base salary in accordance with our regular payroll practices for a period of twelve months or until he has secured other employment, whichever occurs first, and we will pay a portion of the COBRA premium until the earlier of twelve months or the date COBRA coverage otherwise terminates. If Mr. Sheely’s employment terminates because of his resignation, if we terminate his employment for Cause or if Mr. Sheely’s employment terminates as a result of his death or disability, our only obligation to Mr. Sheely is to pay any base salary earned but not yet paid. Payments under the severance letter agreement that constitute nonqualified deferred compensation may be delayed, provided that the amount of the first payment shall be increased for interest earned on the delayed payment based upon interest. Capitalized terms used in this paragraph have the meaning ascribed to them in the severance letter agreement. On October 7, 2009, Mr. Sheely also entered into the form of restrictive covenant agreement governing non-disclosure of confidential information, non-competition and non-solicitation.

We also have entered into an employment (change of control) agreement with Mr. Sheely that is dated January 11, 2001 and that was amended on November 1, 2002 and on December 29, 2008. The employment (change in control) agreement with Mr. Sheely automatically renews for successive one-year periods unless we provide at least 60 days’ prior notice. However, if a Change of Control occurs, the employment (change in control) agreement will remain in effect for a period of twelve months from the date of the Change of Control. Under these agreements, if a Change in Control occurs and Mr. Sheely’s employment is terminated by us other than for Cause or Disability or by him for Good Reason, we will pay Mr. Sheely a severance payment in cash in a single sum within sixty (60) days of the date of termination equal to 2.99 times the average of the annual compensation paid to him by us for the five calendar years (or such lesser number of complete calendar years or portions thereof calculated on an annualized basis) in the case of an Unapproved Change in Control and, in the case of an Approved Change in Control, 1.0 times the annual compensation for such period. Mr. Sheely will also be entitled to participate in life, disability, accident and health insurance benefits for a period of twelve months following the Termination Date in the event of an Approved Change of Control and for thirty-six months following the Termination Date in the event of an Unapproved Change in Control, or we will reimburse Mr. Sheely for the cost of comparable coverage. The severance payment is subject to reduction such that no portion of the payment, together with other benefits received in a change of control, would constitute a “parachute payment” or would be non-deductible solely by reason of Section 280G of the Internal Revenue Code of 1986, as amended. Capitalized terms used in this paragraph have the meaning ascribed to them in the employment (change in control) agreement.

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Except with respect to this agreement and the severance agreement described above, Mr. Sheely’s employment with us is “at will.”

On October 18, 2017, we provided Mr. Sheely with notices under his severance letter agreement and his employment (change of control) agreement. In accordance with these notices, the severance letter agreement with Mr. Sheely will terminate effective October 19, 2018 and the employment (change of control) agreement with Mr. Sheely will terminate effective January 11, 2018. The restrictive covenant agreement with Mr. Sheely dated as of October 7, 2009 remains in full force and effect.

Agreements with Mr. Rashleger

When Mr. Rashleger ceased serving as our President and Executive Officer, he was a party to three agreements (i) an employment (change in control) agreement dated October 12, 2009; (ii) a standard form of restrictive covenant agreement governing non-disclosure of confidential information, non-competition and non-solicitation dated as of October 12, 2009 and (iii) a severance letter agreement dated October 20, 2011. To implement the provisions of the severance letter agreement, we entered into a separation letter agreement dated May 19, 2017 with Mr. Rashleger.

By the separation agreement, the parties agreed that Mr. Rashleger’s employment terminated May 19, 2017, we provided the form of general release in our favor that Mr. Rashleger was obligated to deliver as a condition of the benefits of the severance agreement, and the parties agreed that Mr. Rashleger would be entitled to the benefits under the severance agreement for a termination without cause. These benefits are payment of Mr. Rashleger’s base salary in accordance with our regular payroll practices for a period of eighteen months or until he has secured other employment, whichever occurs first and payment of the employer portion of the COBRA premium until the earlier of eighteen months or the date COBRA coverage otherwise terminates.

Under the separation letter agreement, the employment (change in control) agreement between us and Mr. Rashleger was terminated and Mr. Rashleger affirmed his continuing obligations to us under the restrictive covenant agreement.

Payments Upon a Change of Control

In general, a “Change of Control” would include a change resulting from the acquisition of 50% or more of our outstanding voting stock by any person, a change in the current members of the Board of Directors or their successors elected or nominated by such members whereby they cease to be a majority of the Board of Directors, or WSI Industries disposing of 75% or more of our assets, other than to an entity owned 50% or greater by WSI Industries or any of our subsidiaries.

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If a change of control which was not approved by the Board of Directors had occurred at the end of fiscal year 2017 and the employment of the executive officers serving at the end of fiscal year 2017 was terminated without cause or by the executive for good reason, the executive officers would have received the approximate payment indicated pursuant to their respective agreements: Mr. Pudil, $109,000 and Mr. Sheely, $528,000. Mr. Rashleger did not serve as an executive officer at the end of fiscal year 2017.

The calculation above also does not reflect the value of acceleration of vesting of stock options, lapse of restrictions on restricted stock, or lapse of restrictions on performance based restricted stock that would be received by a Named Executive Officer if a change of control had occurred at the end of fiscal year 2017. Under the 2005 Plan, unless the stock option agreement provides otherwise, any stock option granted under the 2005 Plan will be exercisable in full, without regard to any installment exercise provisions, for a period specified us, but not to exceed 60 days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of WSI Industries, other than in conjunction with a bankruptcy or any similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization or similar occurrence where we will not be the surviving entity; or (iii) the transfer of substantially all of our assets, or 75% or more of our outstanding stock. Additionally, the form of agreement evidencing the restricted stock and performance based restricted stock granted under the 2005 Plan provides that all restrictions with respect to any restricted shares will lapse on the date determined by the Compensation Committee prior to, but in no event more than 60 days prior to, the occurrence of any of these same events.

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Summary Compensation Table

The following table shows information concerning compensation earned for services in all capacities during the fiscal years 2017 and 2016 for (i) Michael J. Pudil, our President and Chief Executive Officer since May 19, 2017; (ii) Benjamin T. Rashleger, who served as our Chief Executive Officer in fiscal year 2016 and for the portion of fiscal year 2017 ending on May 19, 2017; and (iii) Paul D. Sheely, our Chief Financial Officer (together referred to as our “Named Executive Officers”). Other than the Named Executive Officers, no other person served as an executive officer during fiscal year 2017.

Name and Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen-sation ($)(2)	All Other Compen-sation ($)(3)	Total ($)
Michael J. Pudil President and Chief Executive Officer	2017	40,962	153,000	65,359	―	1,434	260,755
Benjamin T. Rashleger	2017	192,035	―	50,423	―	67,984	310,442
Former President and Chief Executive Officer	2016	255,000	―	37,376	―	8,925	301,301
Paul D. Sheely	2017	144,227	―	19,645	―	5,048	168,920
Chief Financial Officer	2016	154,000	―	13,615	―	5,390	173,005

(1)	Represents the aggregate grant date fair value of stock and stock option awards in the respective fiscal year, each as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model using the assumptions discussed in Note 5, “Stock Based Compensation,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended August 27, 2017 and in our Annual Report on Form 10-K for the year ended August 28, 2016.

(2)	Represents bonuses paid to the Named Executive Officers under the incentive plan in effect for the fiscal year indicated, which are reported for the year in which the related services were performed.

(3)	Amounts represent matching contributions by WSI Industries under our 401(k) Plan. For Mr. Rashleger, for fiscal year 2017, the amount also includes $61,788 in severance and other benefits paid to Mr. Rashleger following termination of his employment as our Chief Executive Officer on May 19, 2017 pursuant to the terms of a severance letter agreement dated October 20, 2011.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at August 27, 2017. All stock option awards granted to Mr. Rashleger expired by their terms prior to the end of the fiscal year and all restricted stock awards granted to Mr. Rashleger were forfeited to the extent not vested on May 19, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael J. Pudil	25,000	25,000	$3.06	5/16/2027	25,000	$78,750
Paul D. Sheely	7,500	―	$5.39	1/08/2018	—	—
Paul D. Sheely	7,500	―	$3.46	1/07/2019	—	—
Paul D. Sheely	5,000	―	$2.13	1/05/2020	—	—
Paul D. Sheely	5,000	―	$4.93	1/09/2021	—	—
Paul D. Sheely	5,000	―	$5.07	1/09/2022	—	—
Paul D. Sheely	9,000	―	$6.38	1/8/2023	—	—
Paul D. Sheely	9,500	―	$6.12	12/23/2023	—	—
Paul D. Sheely	11,000	―	$5.95	12/23/2024	—	—
Paul D. Sheely	4,250	8,500	$4.44	12/24/2025	—	—
Paul D. Sheely	5,000	10,000	$2.98	12/28/2026	—	—

All options referred to above, with the exception of Mr. Pudil’s, vest as to one-third of the shares six months from the date of grant, one-third of the shares eighteen months from date of grant and one-third of the shares thirty months from the date of grant. Mr. Pudil’s options vest in two equal installments of 25,000 shares on the grant date and on the 6 month anniversary of the grant date. The expiration date of each option is the ten-year anniversary of the date of grant of such option. All stock options have been granted with tandem stock appreciation rights. The stock appreciation rights will expire on exercise of the stock option and vice versa. The stock appreciation rights, if exercised, will be settled in shares of our common stock.

The restrictions on Mr. Pudil’s restricted stock grant lapse in two equal installments of 25,000 shares on the grant date and on the 6 month anniversary of the grant date. During such restriction period, the shares of restricted stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and also are subject to the risk of forfeiture. Cash dividends paid prior to a lapse of restrictions on the restricted stock will be reinvested in additional shares of restricted stock except that all restrictions on such reinvested shares of restricted stock will lapse on the first date after such reinvested restricted shares are issued that restrictions on any restricted shares lapse.

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DIRECTOR COMPENSATION

Directors who are not employees of WSI Industries earned an annual retainer of $10,000 for service in fiscal year 2017. Each non-employee director is paid a fee of $500 for each meeting of the Board of Directors or any committee attended, except for committee meetings that immediately precede or follow a Board meeting. The Chairman of the Board of Directors receives an additional $10,000 retainer. The chairs of the Compensation Committee and Audit Committee as well as the lead director will receive an additional $1,000 annual retainer. As a condition of employment as Chief Executive Officer, Mr. Pudil’s compensation as a director and Chairman of the Board was maintained.

Under the 2005 Stock Plan, each non-employee director will receive at the time of election or re-election to the Board by the shareholders an option to purchase 2,000 shares of our common stock at a purchase price equal to the fair market value of our common stock on the date of such election or reelection. The term of each director option will be five years, unless the director ceases serving on the Board, in which event the option expires within 30 days of termination of service. Each director option will be exercisable in installments of 25% beginning six months after the date of grant, and 25% on each of the three subsequent anniversaries of the date of grant.

We established a retirement program in 1982 for directors not covered by any of our other retirement plans that provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, commences at the time the director retires if age 65 or older, or at age 65 if the director ceases to serve as a director prior to age 65. The retirement benefit is subject to proportionate reduction if the director has served us less than 15 years. Benefits are payable during the lifetime of the retired director, but not exceeding 10 years. On January 9, 2008, we eliminated the director retirement program for all board members elected on or after January 9, 2008 (other than those serving as a board member prior to January 9, 2008). No director serving in fiscal year 2017 received any benefits from the director retirement program in fiscal year 2017 and four former directors received benefits under this program in fiscal year 2017.

The following table shows for fiscal year 2017, the cash and other compensation paid to each of our Board members, except that Benjamin T. Rashleger, who was a director and an executive officer until May 19, 2017, received no compensation as a director during fiscal year 2017.

Name of Director	Fees Earned/Paid In Cash ($)(1)	Option Awards ($) (2)	Total Compensation
Michael J. Pudil	$24,000	$1,778	$25,778
James D. Hartman	$15,000	$1,778	$16,778
Burton F. Myers II	$15,000	$1,778	$16,778
Jack R. Veach	$15,000	$1,778	$16,778

(1)	Represents cash retainer and meeting fees paid in fiscal year 2017 as described above.

(2)	Represents the aggregate grant date fair value of stock option awards in fiscal year 2017, as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model using the assumptions discussed in Note 5, “Stock Based Compensation,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended August 27, 2017.

The aggregate number of stock options outstanding at August 27, 2017 held by directors then serving was: Mr. Pudil 60,000 shares, Mr. Hartman and Mr. Myers, 10,000 shares each, and Mr. Veach 8,000 shares.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of fiscal year 2017, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years and in which any related person had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended August 27, 2017 all Section 16(a) filing requirements applicable to its insiders were complied with.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has reappointed Schechter Dokken Kanter Andrews & Selcer Ltd. (“SDK”) as our independent registered public accountants for fiscal year ended August 26, 2018. While the Audit Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit Committee is submitting the reappointment of SDK as our independent registered public accountants for ratification. In the event the shareholders do not ratify the reappointment of SDK, the Audit Committee will reconsider the selection.

Approval of Proposal 2, ratification of the appointment of SDK requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on this proposal or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

The Board of Directors Recommends a Vote FOR
Ratification of the Appointment of Schechter Dokken Kanter Andrews & Selcer Ltd.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Schechter Dokken Kanter Andrews & Selcer Ltd., independent registered public accountants, served as our independent registered public accountants for the fiscal year ended August 27, 2017. Our Audit Committee has selected SDK to serve as our auditors for the fiscal year ended August 26, 2018 and is asking our shareholders to ratify such appointment at this Annual Meeting.

Representatives of SDK are expected to be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.

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Accountant Fees and Services

The following is an explanation of the fees billed to us by SDK for professional services rendered for the fiscal years ended August 27, 2017 and August 28, 2016, which totaled $83,685 and $81,300, respectively.

Audit Fees. The aggregate fees billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-Q, or other services normally provided by SDK in connection with statutory and regulatory filings or engagements during the fiscal years ended August 27, 2017 and August 28, 2016 totaled $74,985 and $72,800, respectively.

Tax Fees. The aggregate fees billed to us by SDK for professional services related to tax compliance, tax advice, and tax planning, including federal, state and local income tax matters, for the fiscal years ended August 27, 2017 and August 28, 2016 totaled $8,700 and $8,500, respectively.

All Other Fees. Other than those described above, there were no fees billed to us by SDK for professional services for fiscal years ended August 27, 2017 or August 28, 2016.

Audit Committee Pre-Approval Procedures

We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $5,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for fiscal year 2017 were pre-approved by the Audit Committee or a member of the committee before SDK was engaged to render the services.

SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINEES
FOR 2019 Annual MEETING

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The WSI Industries, Inc. 2019 Annual Meeting of Shareholders is expected to be held on or about December 20, 2018 and proxy materials in connection with that meeting are expected to be mailed on or about November 16, 2018. Shareholder proposals prepared in accordance with the Commission’s proxy rules must be received at our corporate office on or before July 19, 2018, in order to be considered for inclusion in the Board of Directors’ proxy statement and proxy card for the 2019 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

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Pursuant to our Amended and Restated Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, in a timely manner. To be timely under our Amended and Restated Bylaws, the notice must be given by such shareholder to the Secretary of WSI Industries not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail above under “Corporate Governance – Director Nominations” and in our Amended and Restated Bylaws. In addition, if we receive notice of a shareholder proposal less than 45 days before the date on which we first mailed our materials for the prior year’s annual meeting, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for this 2018 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER BUSINESS

The WSI Industries Board of Directors knows of no matters other than the foregoing to be brought before the Annual Meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

Our Annual Report to Shareholders for the fiscal year ended August 27, 2017 is being mailed to shareholders with this proxy statement. Shareholders may receive without charge a copy of our Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: WSI Industries, Inc., 213 Chelsea Road, Monticello, MN 55362, Attention: Paul D. Sheely, or by calling us at (763) 295-9202.

By Order of the Board of Directors,

Michael J. Pudil,
Chairman, President and Chief Executive Officer

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WSI INDUSTRIES

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/wsci
Use the Internet to vote your proxy until 12:00 p.m. (CT) on December 19, 2017.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on December 19, 2017.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Each Nominee Named Below, and FOR Proposal 2.

1. Election of directors:

01 James D. Hartman
02 Burton F. Myers II
03 Michael J. Pudil
04 Jack R. Veach

☐ Vote FOR all nominees (except as marked)

☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. A proposal to ratify and approve the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as the independent registered public accounting firm for WSI Industries, Inc. for the fiscal year ending August 26, 2018.

☐ For ☐ Against ☐ Abstain

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE, AND FOR EACH OTHER PROPOSAL. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

Address Change? Mark box, sign, and indicate changes below: ☐

I plan to attend the meeting ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.